Exhibit 10.49

2007 Equity Compensation Plan

May 16, 2007
(as amended May 28, 2009)

BIOVAIL CORPORATION

2007 EQUITY COMPENSATION PLAN

ARTICLE 1
PURPOSE

1.1                                                                               Purpose

The purpose of this Plan is to assist the Company in attracting, retaining and motivating key employees, officers and directors by granting to them, and to others providing services to the Company, its subsidiaries and affiliates, equity-based compensation of the Company.

1.2                                                                               2006 Stock Option Plan

This Plan includes the 2006 Stock Option Plan of the Company, as amended and restated herein, and any outstanding options granted under the 2006 Stock Option Plan prior to the Effective Date shall be governed by the provisions of this Plan as if such options had been granted hereunder.

ARTICLE 2
INTERPRETATION

2.1                                                                               Definitions

When used herein, unless the context otherwise requires, the following terms have the following meanings, respectively:

“Acquiror” has the meaning set forth in Subsection 6.1(e) of this Plan;

“Associate” has the meaning given to it in NI 45-106;

“Blackout Period” means a period when the Participant is prohibited from trading in the Company’s securities pursuant to securities regulatory requirements or the Company’s written policies then applicable;

“Board” means the board of directors of the Company;

“Business Day” means any day, other than a Saturday, Sunday or statutory or civic holiday, on which banks in Toronto, Ontario are open for business;

“Canadian Option” means an Option for which the Exercise Price is stated and payable in Canadian dollars;

“Canadian Unit” means a Unit for which the cash payment payable under Section 5.3(c) (if elected by the Company) is stated and payable in Canadian dollars;

“CBCA” means the Canada Business Corporations Act and the regulations promulgated thereunder, both as amended from time to time;

“Change in Control” has the meaning set forth in Section 6.1 of this Plan;

“Code” means the U.S. Internal Revenue Code of 1986, as amended;

“Committee” has the meaning set forth in Section 3.2 of this Plan;

“Common Shares” means the common shares in the capital of the Company;

“Company” means Biovail Corporation, a corporation existing under the laws of Canada, and its successors;

“Compensation Committee” means the compensation, nominating and corporate governance committee of the Board;

“Consultant Participant” means an individual, other than an Employee Participant or an Executive Participant, who is a “consultant” (as defined in NI 45-106) and includes a Consultant Participant’s Permitted Assigns;

“Date of Grant” means, for any Option or Unit, the date specified by the Board at the time it grants the Option or the Unit, as the case may be (which cannot be earlier than the date of grant) or, if no such date is specified, the date upon which the Option or the Unit (as the case may be) was granted;

“Detrimental Activity” means:  (a) the disclosure to anyone outside the Company or its Related Entities, or the use in any manner other than in the furtherance of the Company’s or a Related Entity’s business, without written authorization from the Company, of any confidential information or proprietary information relating to the business of the Company or its Related Entities that is acquired by a Participant prior to the Participant’s Termination Date; (b) activity by the Participant while employed or performing services that results, or if known could result, in the Participant’s termination of service that is classified by the Company as a termination for cause; (c) any attempt, directly or indirectly, to solicit, induce or hire (or the identification for solicitation, inducement or hiring of) any non-clerical employee of the Company or its Related Entities to be employed by, or to perform services for, the Participant or any Person with which the Participant is associated (including, but not limited to, due to the Participant’s employment by, consultancy for, equity interest in, or creditor relationship with such Person) or any Person from which the Participant receives direct or indirect compensation or fees as a result of such solicitation, inducement or hire (or the identification for solicitation, inducement or hire) without, in all cases, written authorization from the Company; (d) any attempt, directly or indirectly, to solicit in a competitive manner any current or prospective customer of the Company or its Related Entities without written authorization from the Company; (e) the Participant’s Disparagement, or inducement of others to engage in Disparagement, of the Company or its Related Entities or their past and present officers, directors, employees or products; (f) without written authorization from the Company, the direct or indirect engaging in any business or organization competitive with the Company or its Related Entities or the rendering of services to any such organization or business if such organization or business is otherwise prejudicial to, or in conflict with, the interests of the Company or its Related Entities; provided, however, that competitive activities shall be only those competitive with any business unit or Related Entity of the Company with regard to which the Participant performed services at any time within the year prior to the Participant’s Termination Date; or (g) material breach of any agreement between the Participant and the Company or a Related Entity (including, without limitation, any employment agreement or non-competition or non-solicitation agreement).  For purposes of sub-sections (a), (c), (d) and (f) above, the Chairman of the Board or the Chief Executive Officer of the Company shall have authority to provide the Participant with written authorization to engage in the activities contemplated thereby and no other person shall have authority to provide the Participant with such authorization;

“Director” means a member of the board of directors of the Company or of a Related Entity;

“Disabled” or “Disability” means the permanent and total incapacity of an Optionholder or a Unitholder as determined in accordance with procedures established by the Board for purposes of this Plan;

“Disparagement” means making comments or statements to (x) the press, (y) the Company’s or a Related Entity’s employees or consultants, or (z) any individual or entity with whom the Company or its Related Entities has a business relationship, in each case that could reasonably be expected to adversely affect in any manner:  (a) the conduct of the business of the Company or its Related Entities (including, without limitation, any products or business plans or prospects); or (b) the business prospects or reputation of the Company or its Related Entities, any of their products, or their past or present officers, directors or employees;

“Effective Date” has the meaning set forth in Section 8.10 of this Plan;

“Employee Participant” means a full-time or part-time employee or contract employee (other than an Executive Participant or Consultant Participant) of the Company or of a Related Entity and includes an Employee Participant’s Permitted Assigns;

“Executive Participant” means an officer of the Company or of a Related Entity and includes any officer of the Company or of a Related Entity who is also a Director, and Executive Participant also refers to an Executive Participant’s Permitted Assigns;

“Exercise Notice” means a notice in writing, in the form set out in Schedule B or such successor form as the Board may adopt from time to time, signed by an Optionholder and stating the Optionholder’s intention to exercise a particular Option;

“Exercise Period” means the period of time during which an Option granted under this Plan may be exercised (provided however that the Exercise Period may not exceed 10 years from the relevant Date of Grant);

“Exercise Price” means the price at which a Common Share may be purchased pursuant to the exercise of an Option;

“Individual Optionholder” means an Optionholder who is an individual or the individual of which the Optionholder is a Permitted Assign, as the case may be;

“Individual Unitholder” means a Unitholder who is an individual or the individual of which the Unitholder is a Permitted Assign, as the case may be;

“Insider” has the meaning set forth in the TSX Company Manual;

“Market Price” of a Common Share means:

(a)                                  in the case of determining the exercise price of an Option, the VWAP on the TSX, or the NYSE or other stock exchange where the majority of the trading volume and value of the Common Shares occurs, for the five trading days immediately preceding the Date of Grant, except that with respect to Participants subject to U.S. taxation, to the extent required by Section 409A of the Code, “Market Price” of a Common Share means the greater of (i) the Market Price as calculated above or (ii) the VWAP on the TSX, or the NYSE or other stock exchange where the majority of the trading volume and value of the Common Shares occurs, for the single trading day immediately preceding the Date of Grant.  The Market Price so determined may be in Canadian dollars or U.S. dollars.  As a result, the Market Price of a Common Share covered by a Canadian Option shall be either (a) such Market Price as determined above, if in Canadian dollars, or (b) such Market Price as determined above converted into Canadian dollars at the closing rate of exchange of the Bank of Canada on the Date of Grant, if in U.S. dollars.  Similarly, the Market Price of a U.S. Option shall be either (a) such Market Price as determined above, if in U.S. dollars, or (b) such Market Price as determined above converted into U.S. dollars at the closing rate of exchange of the Bank of Canada on the Date of Grant, if in Canadian dollars.  If on the Date of Grant there is not a closing rate of exchange of the Bank of Canada, then the Market Price of a Common Share covered by a Canadian Option and the Market Price of a Common Share covered by a U.S. Option shall be determined as provided above on the first day immediately preceding the Date of Grant for which there was such a closing rate of exchange.  The Market Price of a Common Share shall be rounded up to the nearest whole cent; or

(b)                                 in the case of determining the cash payment payable to a Unitholder, the average market price of the Common Shares on the Vesting Date on the TSX, the NYSE or other stock exchange where the majority of the trading volume and value of the Common Shares occurs.  If the Vesting Date is not a trading day for the applicable stock exchange, the Market Price shall be the average market price of the Common Shares for the trading day immediately preceding the Vesting Date.  The Market Price so determined may be in Canadian dollars or U.S. dollars.  As a result, the Market Price of a Common Share covered by a Canadian Unit shall be either (a) such Market Price as determined above, if in Canadian dollars, or (b) such Market Price as determined above converted into Canadian dollars at the closing rate of exchange of the Bank of Canada on the Vesting Date, if in U.S. dollars.  Similarly, the Market Price of a U.S. Unit shall be either (a) such Market Price as determined above, if in U.S. dollars, or (b)

such Market Price as determined above converted into U.S. dollars at the closing rate of exchange of the Bank of Canada on the Vesting Date, if in Canadian dollars.  If on the Vesting Date there is not a closing rate of exchange of the Bank of Canada, then the Market Price of a Common Share covered by a Canadian Unit and the Market Price of a Common Share covered by a U.S. Unit shall be determined as provided above on the first day immediately preceding the Vesting Date for which there was such a closing rate of exchange.  The Market Price of a Common Share shall be rounded up to the nearest whole cent.

“NI 45-106” means National Instrument 45-106 — Prospectus and Registration Exemptions, as amended from time to time, or such other successor rules, instruments or policies from time to time of Canadian provincial securities regulatory authorities which may govern trades of securities to employees, officers, directors or consultants;

“NYSE” means the New York Stock Exchange;

“Offer” has the meaning set forth in Section 6.1 of this Plan;

“Option” means a right to purchase Common Shares under this Plan; except that, to the extent required by Section 409A of the Code, Participants who are subject to U.S. taxation and who are employed by a Related Entity may receive an Option under this Plan provided that the Common Shares subject to the Option constitute “service recipient stock” for purposes of Section 409A of the Code in order to avoid application of Section 409A of the Code to the Option;

“Option Agreement” means a signed, written agreement between an Optionholder and the Company, in the form attached as Schedule A, subject to any amendments or additions thereto as may, in the discretion of the Board, be necessary or advisable, evidencing the terms and conditions on which an Option has been granted under this Plan;

“Optionholder” means an Employee Participant, Executive Participant or Consultant Participant who has been granted one or more Options;

“Participant” means an Employee Participant, Executive Participant or Consultant Participant;

“Performance Criteria” has the meaning set forth in Schedule D;

“Performance Goal” means the objective performance goals established by the Compensation Committee and, if desirable for purposes of Section 162(m) of the Code, based on one or more Performance Criteria;

“Performance Period” means three consecutive fiscal years of the Company, or such shorter period as determined by the Compensation Committee in its discretion;

“Permitted Assigns” has the meaning given to it in NI 45-106;

“Person” includes an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, and a natural person in his or her capacity as trustee, executor, administrator or other legal representative;

“Plan” means this 2007 Equity Compensation Plan, as the same may be amended, modified, revised, supplemented, restated or replaced from time to time;

“Related Entity” means a “related entity” (as defined in NI 45-106) of the Company;

“Retirement” means retirement from active employment with the Company or a Related Entity at or after age 65 or, with the consent for purposes of this Plan of such officer of the Company as may be designated by the Board, at or after such earlier age and upon the completion of such years of service as the Board may specify, provided that with respect to Participants subject to U.S. taxation, the exercise of such discretion by the Board shall not subject an Option to Section 409A of the Code;

“Section 162(m) of the Code” means the exception for performance-based compensation under Section 162(m) of the Code and any U.S. Treasury regulations thereunder;

“Termination Date” means:

(i)             in the case of an Employee Participant or Executive Participant whose employment or term of office with the Company or a Related Entity terminates in the circumstances set out in Subsections 4.7(b), 4.7(c), 5.8(a) or 5.8(b) the date that is designated by the Company or a Related Entity, as the case may be, as the last day of the Optionholder’s or the Unitholder’s (as the case may be) employment or term of office with the Company or the Related Entity, as the case may be; provided that “Termination Date” specifically does not mean the date on which any period in respect of which any pay in lieu of notice, that the Company or the Related Entity (as the case may be) may be required by law or may voluntarily elect to provide to the Optionholder or the Unitholder (as the case may be), expires; and

(ii)          in the case of a Consultant Participant whose consulting agreement or arrangement with the Company or a Related Entity, as the case may be, terminates in the circumstances set out in Subsection 4.7(d), 4.7(e), 5.8(a) or 5.8(b) the date that is designated by the Company or the Related Entity, as the case may be, as the date on which the Optionholder’s or the Unitholder’s (as the case may be) consulting agreement or arrangement is terminated; provided that “Termination Date” specifically does not mean the date on which any period of notice of termination that the Company or the Related Entity (as the case may be) may be required to provide to the Optionholder or the Unitholder (as the case may be) under the terms of the consulting agreement for which the Company has elected to provide compensation in lieu of notice;

“TSX” means the Toronto Stock Exchange;

“TSX Company Manual” means the Company Manual of the TSX, as amended from time to time, including such Staff Notices of the TSX from time to time which may supplement the same;

“Unit” means a restricted share unit granted to a Unitholder pursuant to Section 5.1 and in accordance with the terms and provisions of the Plan;

“Unit Account” has the meaning given to it under Section 5.4;

“Unit Agreement” means a signed, written agreement between a Unitholder and the Company, in the form attached as Schedule C, subject to any amendments or additions thereto as may, in the discretion of the Board, be necessary or advisable, evidencing the terms and conditions on which a Unit has been granted under this Plan;

“Unitholder” means an Employee Participant, Executive Participant or Consultant Participant who has been granted one or more Units;

“U.S. Option” means an Option for which the Exercise Price is stated and payable in U.S. dollars;

“U.S. Unit” means a Unit for which the cash payment payable under Section 5.3(c) (if elected by the Company) is stated and payable in U.S. dollars;

“Vesting Date” means the date on which Units granted to a Unitholder under the Plan vest pursuant to the provisions of the Plan; and

“VWAP” means the volume weighted average trading price of the Common Shares, calculated by dividing the total value by the total volume of Common Shares traded for the relevant period.

2.2                                                                               Interpretation

(a)           Whenever the Board or, where applicable, the Committee is to exercise discretion in the administration of the terms and conditions of this Plan, the term “discretion” means the sole and absolute discretion of the Board or the Committee, as the case may be.

(b)           As used herein, the terms “Article”, “Section”, “Subsection” and “clause” mean and refer to the specified Article, Section, Subsection and clause of this Plan, respectively.

(c)           Words importing the singular include the plural and vice versa and words importing any gender include any other gender.

(d)           Unless otherwise specified, all references to money amounts are to U.S. currency.

(e)           Wherever in this Plan reference is made to generally accepted accounting principles (“GAAP”), such reference shall be deemed to be to accounting principles generally accepted for financial reporting in the United States of America, as recognized in the opinions, statements or other pronouncements of the American Institute of Certified Public Accountants and/or the Financial Accounting Standards Board, applied on a basis consistent with preceding periods.

ARTICLE 3
ADMINISTRATION

3.1                                                                               Administration

Subject to Sections 3.2 and 5.2(a), this Plan will be administered by the Board and the Board has sole and complete authority, in its discretion, to:

(a)                                  determine the individuals (from among the Participants) to whom Options or Units may be granted;

(b)                                 grant Options or Units in such amounts and, subject to the provisions of this Plan, on such terms and conditions as it determines including:

(i)             the time or times at which Options or Units may be granted;

(ii)          the Exercise Price, in the case of Options, subject to Section 4.2;

(iii)       the time or times when each Option becomes exercisable and, subject to Section 4.3, the duration of the Exercise Period;

(iv)      the time or times when each Unit will vest and whether a grant or vest of Unit is subject to the attainment of Performance Goals;

(v)         the form of payment to a Unitholder in satisfaction of a vested Unit as contemplated in Section 5.3(a);

(vi)      whether restrictions or limitations are to be imposed on the Common Shares and the nature of such restrictions or limitations, if any; and

(vii)   any acceleration of exercisability or vesting (as the case may be) or waiver of termination regarding any Option or Unit, based on such factors as the Board may determine;

(c)                                  interpret this Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to this Plan; and

(d)                                 make all other determinations and take all other actions necessary or advisable for the implementation and administration of this Plan.

The Board’s determinations and actions within its authority under this Plan are conclusive and binding on the Company and all other persons.  The day-to-day administration of this Plan may be delegated to such officers and employees of the Company or of a Related Entity as the Board determines.

3.2                                                                               Delegation to Committee

To the extent permitted by applicable law, the Board may, from time to time, delegate to a committee (the “Committee”) of the Board all or any of the powers conferred on the Board under this Plan.  In such event, the Committee will exercise the powers delegated to it by the Board in the manner and on the terms authorized by the Board.  Any decision made or action taken by the Committee arising out of or in connection with the administration or interpretation of this Plan in this context is final and conclusive.  Notwithstanding anything to the contrary contained herein, each Option or Unit intended to comply with Section 162(m) of the Code shall be granted by the Compensation Committee comprised solely of two or more “outside directors” (within the meaning of Section 162(m) of the Code) and such committee shall have all of the powers of the Board hereunder with respect to grants of Options or Units intended to comply with Section 162(m) of the Code; provided, however, that failure of an Option or Unit to be approved in a manner that satisfies the requirements of Section 162(m) of the Code shall not cause the Option or the Unit to be void.

3.3                                                                               Eligibility

All Employee Participants, Executive Participants and Consultant Participants are eligible to participate in this Plan, subject to Subsections 4.6(b) and 4.7(f), 5.7(d) and 5.8(c).  Eligibility to participate does not confer upon any Participant any right to be granted Options or Units pursuant to this Plan.  Subject to Sections 3.2 and 5.2(a), the extent to which any Participant is entitled to be granted Options or Units pursuant to this Plan will be determined in the discretion of the Board, provided however that the following restrictions shall also apply to this Plan:

(a)                                  the number of Common Shares reserved for Insiders issuable from treasury, at any time, under this Plan and under any other security based compensation arrangements, will not exceed 10% of issued and outstanding Common Shares of the Company;

(b)                                 the number of Common Shares issued from treasury to Insiders, within any one year period, under this Plan and under any other security based compensation arrangements, will not exceed 10% of issued and outstanding Common Shares of the Company;

(c)                                  the total number of Options and Units in aggregate granted pursuant to this Plan to any one Participant during any calendar year must not exceed 20% of the total number of Options and Units in aggregate granted pursuant to this Plan during such calendar year;

(d)                                 the number of Common Shares to be issued from treasury under this Plan to any one Participant during each calendar year during the term of the Plan shall not exceed the lesser of (i) 5% of the issued and outstanding Common Shares or (ii) 7,987,450 Common Shares of the Company;

(e)                                  the number of Common Shares reserved for issuance and issued from treasury pursuant to this Plan to any one Participant at any time must not exceed 25% of the total number of Common Shares that may be issued from treasury under this Plan; and

(f)                                    the maximum number of Common Shares issuable from treasury in respect of Units that are subject to Performance Goals, during any calendar year, to any one Participant, shall be 90,000 Common Shares (subject to any decrease pursuant to Sections 7.2 and 7.3); provided, however, that if the Performance Period is less than three consecutive fiscal years, the maximum number of Common Shares above shall be determined by multiplying 90,000 by a fraction, the numerator of which is the number of days in the Performance Period and the denominator of which is 1095.

For purposes of this Section, the term “security based compensation arrangements” has the meaning set forth in the TSX Company Manual.

3.4                                                                               Total Common Shares Subject to Options and Units

(a)           The aggregate number of Common Shares that may be issued from treasury pursuant to the exercise of Options and vesting of Units must not exceed 12,000,000 Common Shares.  No Option or Unit may be granted if such grant would have the effect of causing the total number of Common Shares subject to Options and Units that may be issued from treasury to exceed the above-noted total number of Common Shares reserved for issuance pursuant to the exercise of Options and vesting of Units.

(b)           Notwithstanding Section 3.4(a), the aggregate number of Common Shares that may be issued from treasury pursuant to the vesting of Units must not exceed 40% of Common Shares reserved for issuance under the Plan as set out in Section 3.4(a).  No Unit may be granted if such grant would have the effect of causing the total number of Common Shares subject to Units that may be issued from treasury to exceed such limit.

(c)           To the extent Options or Units terminate for any reason prior to exercise or vesting in full (as the case may be) or are surrendered for cancellation or otherwise, and to the extent Units are settled in Common Shares provided by the Company through market purchases or in a cash amount paid to the Unitholder (as contemplated in Section 5.3), the Common Shares subject to such Options or Units that may be issued from treasury shall, to the extent such Common Shares have been deducted, be added back to the number of Common Shares reserved for issuance under this Plan as set out in Sections 3.4(a) and 3.4(b) and such Common Shares will again become available for issuance from treasury under this Plan.

3.5                                                                               Option Agreements and Unit Agreements

All grants of Options and Units under Section 4.1 and Section 5.1 of this Plan, respectively, will be evidenced by Option Agreements or Unit Agreements (as the case may be).

Such Option Agreements and Unit Agreements will be subject to the applicable provisions of this Plan and will contain such provisions as are required by this Plan and any other provisions that the Board may direct.  Any one officer of the Company is authorized and empowered to execute and deliver, for and on behalf of the Company, an Option Agreement to each Optionholder and a Unit Agreement to each Unitholder.

3.6                                                                               Transferability

(a)           Subject to Sections 3.6(b), 3.6(c), 4.6 and 5.7 and, in the case of Options, the rules and policies of any stock exchange on which the Common Shares are listed, Options or Units granted under this Plan may only be exercised or may only vest (as the case may be) during the lifetime of the Individual Optionholder or the Individual Unitholder (as the case may be) by such Individual Optionholder or Individual Unitholder personally.  Except to the extent permitted herein and, in the case of Options, by such rules and applicable law, no assignment or transfer of Options or Units, whether voluntary, involuntary, by operation of law or otherwise, vests any interest or right in such Options or Units whatsoever in any assignee or transferee and immediately upon any assignment or transfer, or any attempt to make the same, such Options or Units will terminate and be of no further force or effect.  If any Individual Optionholder (the “Original Optionholder”) has transferred Options to a corporation pursuant to this Section 3.6 when such transfer is permitted herein and by applicable rules or law, such Options will terminate and be of no further force or effect if at any time the Original Optionholder should cease to own all of the issued shares of such corporation.

(b)           Notwithstanding Section 3.6(a) and subject to Section 3.6(c), the Board will consider in good faith any request by an Optionholder for consent to assign or transfer any Options of the Optionholder and, in making a determination as to whether to consent to such assignment or transfer, the Board will consider whether such assignment or transfer is consistent with the purposes of this Plan, including without limitation to assist the Company in attracting, retaining and motivating key employees, officers and directors, and may attach such terms and conditions to such consent as the Board determines in good faith.

(c)           Notwithstanding Sections 3.6(a) and 3.6(b), no assignment or transfer as would otherwise be permitted pursuant to such sections may occur where such assignment or transfer is to be made for consideration.

ARTICLE 4
GRANT OF OPTIONS

4.1                                                                               Grant of Options

The Board may, from time to time, subject to the provisions of this Plan and such other terms and conditions as the Board may determine, grant Options to any Participant.  In determining whether to make such a grant the Board or its Committee, will consider the Participant’s achievement of performance objectives under the Company’s long term incentive program, the achievement by the Company of its strategic goals and objectives and the contribution that Participant has made, or in the case of a new Participant, the contribution that Participant is expected to make in furtherance of the Company’s overall goals.

4.2                                                                               Exercise Price

(a)           The purchase price of Common Shares purchasable under any Option will be as determined by the Board but in any event will be no less than the Market Price of the Common Shares.

(b)           Except pursuant to Sections 7.2 or 7.3, no Option may be amended to reduce the Exercise Price of the Option below the Exercise Price as of the Date of Grant, nor will any options be cancelled and replaced with new options with a lower Exercise Price, without shareholder approval.

4.3                                                                               Term of Options

(a)           Subject to any accelerated termination as set forth in this Plan, each Option expires on the fifth anniversary of the Date of Grant.

(b)           If the term of an Option held by an Optionholder expires during a Blackout Period, then the term of such Option or unexercised portion thereof shall be extended and shall expire on the tenth Business Day following the end of the Blackout Period.

4.4                                                                               Exercise Period

(a)           Options will vest and be exercisable in the manner determined by the Board and specified in the applicable Option Agreement.

Once an Option becomes exercisable, it remains exercisable until expiration or termination of the Option, unless otherwise specified by the Board in connection with the grant of such Option or pursuant to Section 6.1.  Each Option or instalment may be exercised at any time or from time to time, in whole or in part, for up to the total number of Common Shares with respect to which it is then exercisable.  The Board has the right to accelerate the date upon which any instalment of any Option becomes exercisable.

(b)           Provided that an Optionholder has been employed by the Company or a Related Entity for at least ten (10) consecutive years, provided that the sum of the Optionholder’s age and the Optionholder’s years of service with the Company or a Related Entity equals or exceeds “70”, upon the Retirement, death, Disability or termination (other than in the case of termination for cause, in which case, for greater certainty, the provisions of this Section 4.4(b) shall not apply), all of the unvested Options held by such Optionholder shall immediately vest and become exercisable pursuant to the terms of this Plan.  Notwithstanding Sections 4.6 and 4.7, all such vested Options shall expire on the earlier of (a) the expiration of the term of such options, and (b) one year following the date of Retirement, death or Disability or the Termination Date, as applicable.  For the purposes of this section, an Optionholder’s employment with the Company or a Related Entity ends on the Termination Date.

(c)           Unless otherwise determined by the Board at grant, the Option Agreement shall provide that (i) in the event the Participant engages in a Detrimental Activity prior to any exercise of the Option, all Options held by the Participant shall thereupon terminate and expire, (ii) as a condition of the exercise of a Option, the Participant shall be deemed to have certified at the time of exercise that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in, and does not intend to engage in, any Detrimental Activity, and (iii) in the event the Participant engages in a Detrimental Activity during the one-year period commencing on the date the Option is exercised, the Company shall be entitled to recover from the Participant at any time within one year after such exercise, and the Participant shall pay over to the Company, an amount equal to any gain realized as a result of the exercise of the Option (whether at the time of exercise or thereafter).  The Company’s rights in subsection (iii) shall also apply if it is determined that the Participant’s deemed certification pursuant to subsection (ii) was untrue.  This Section 4.4(c) shall cease to apply upon a Change in Control.

4.5                                                                               Payment of Exercise Price

The Exercise Notice must be accompanied by payment in full of the purchase price for the Common Shares to be purchased.  The Exercise Price must be fully paid in cash, or by certified cheque, bank draft or money order payable to the Company or by such other means as might be specified from time to time by the Board.  No Common Shares will be issued or transferred until full payment therefor has been received by the Company.  As soon as practicable after receipt of any Exercise Notice and full payment, the Company will deliver to the Optionholder a certificate or certificates representing the acquired Common Shares.

4.6                                                                               Retirement, Death or Disability of Optionholder

If an Individual Optionholder dies or becomes Disabled while an employee, director or officer of the Company or a Related Entity or if the employment or term of office of the Individual Optionholder with the Company or a Related Entity terminates due to Retirement:

(a)                                  the executor or administrator of the Individual Optionholder’s estate or the Individual Optionholder, as the case may be, may exercise any Options of the Optionholder to the extent that the Options were exercisable at the date of such death, Disability or Retirement and the right to exercise such Options terminates on the earlier of:  (i) the date that is 180 days from the date of the Individual Optionholder’s death, Disability or Retirement; and (ii) the date on which the Exercise Period of the particular Option expires.  Any Options held by the Optionholder that were not exercisable at the date of death, Disability or Retirement immediately expire and are cancelled on such date; and

(b)                                 such Optionholder’s eligibility to receive further grants of Options under the Plan ceases as of the date of the Individual Optionholder’s death, Disability or Retirement, as the case may be.

4.7                                                                               Termination of Employment or Services

(a)           Where, in the case of an Employee Participant or Executive Participant, an Individual Optionholder’s employment or term of office with the Company or a Related Entity ceases by reason of the Individual Optionholder’s death, Disability or Retirement, then the provisions of Section 4.6 will apply.

(b)           Where, in the case of an Employee Participant or Executive Participant, an Individual Optionholder’s employment or term of office terminates by reason of:  (i) termination by the Company or a Related Entity without cause; or (ii) voluntarily resignation by the Optionholder, then any Options held by the Optionholder that are exercisable at the Termination Date continue to be exercisable by the Optionholder until the earlier of:  (A) the date that is 60 days after the Termination Date; and (B) the date on which the Exercise Period of the particular Option expires.  Any Options held by the Optionholder that are not exercisable at the Termination Date immediately expire and are cancelled on the Termination Date.

(c)           Where, in the case of an Employee Participant or Executive Participant, an Individual Optionholder’s employment or term of office is terminated by the Company or a Related Entity for cause, then any Options held by the Optionholder, whether or not exercisable at the Termination Date, immediately expire and are cancelled on such date at a time determined by the Board, in its sole discretion.

(d)           Where, in the case of a Consultant Participant, an Optionholder’s consulting agreement or arrangement terminates by reason of:  (i) termination by the Company or a Related Entity for any reason whatsoever other than for breach of the consulting agreement or arrangement (whether or not such termination is effected in compliance with any termination provisions contained in the Optionholder’s consulting agreement or arrangement); or (ii) voluntarily termination by the Individual Optionholder; or (iii) the death or Disability of the Individual Optionholder, then any Options held by the Optionholder that are exercisable at the Termination Date, or at the date of the death or Disability of the Individual Optionholder, as the case may be, continue to be exercisable by the Optionholder until the earlier of:  (A) the date that is 60 days from the Termination Date, or from the date of the death or Disability of the Individual Optionholder, as the case may be; and (B) the date on which the Exercise Period of the particular Option expires.  Any Options held by the Optionholder that are not exercisable at the Termination Date, or at the date of the death or Disability of the Individual Optionholder, as the case may be, immediately expire and are cancelled on such date.

(e)           Where, in the case of a Consultant Participant, an Optionholder’s consulting agreement or arrangement is terminated by the Company or a Related Entity for breach of the consulting agreement or arrangement (whether or not such termination is effected in compliance with any termination provisions contained in Optionholder’s consulting agreement or arrangement), then any Options held by the Optionholder, whether or not such Options are exercisable at the Termination Date, immediately expire and are cancelled on the Termination Date at a time determined by the Board, in its discretion.

(f)            An Optionholder’s eligibility to receive further grants of Options under the Plan ceases as of the date that the Company or a Related Entity, as the case may be, provides the Optionholder with written notification that the Individual Optionholder’s employment, term of office, consulting agreement or arrangement, as the case may be, is terminated, notwithstanding that such date may be prior to the Termination Date.

(g)           Notwithstanding Subsections 4.7(b) and 4.7(d), unless the Board, in its discretion, otherwise determines, at any time and from time to time, Options are not affected by a change of employment or consulting arrangement within or among the Company or one or more Related

Entities for so long as the Participant continues to be any of an Employee Participant, a Consultant Participant or an Executive Participant.

4.8                                                                               Discretion to Permit Exercise

Notwithstanding the provisions of Sections 4.6 and 4.7, the Board may, in its discretion, at any time prior to or following the events contemplated in such sections, permit the exercise of any or all Options held by the Optionholder in the manner and on the terms authorized by the Board, provided that the Board will not, in any case, authorize the exercise of an Option pursuant to this section beyond the expiration of the Exercise Period of the particular Option.

ARTICLE 5
GRANT OF UNITS

5.1                                                                               Grant and Vest of Units

(a)           Subject to Sections 3.2 and 5.2(a), the Board may, from time to time, subject to the provisions of this Plan and such other terms and conditions as the Board may determine, grant Units to any Participant.  Units may be granted as Canadian Units or as U.S. Units.  A Unitholder shall be notified in writing by the Company in respect of each grant and such grant shall be evidenced by a Unit Agreement between the Company and the Unitholder.

(b)           Subject to Sections 5.1(c), 5.1(d), 5.2(a), 6.1(c) and 7.4 and the applicable termination and any other acceleration provisions set forth in this Plan and unless provided otherwise in the applicable Unit Agreement, each Unit granted to a Unitholder shall vest on the third anniversary date of the Date of Grant.

(c)           If a Unit held by a Unitholder vests during a Blackout Period, then the Vesting Date of such Unit shall be extended to the first Business Day following the end of the Blackout Period.

(d)           Provided that a Unitholder has been employed by the Company or a Related Entity for at least ten (10) consecutive years, provided that the sum of the Unitholder’s age and the Unitholder’s years of service with the Company or a Related Entity equals or exceeds “70”, upon the Retirement, death, Disability or termination (other than in the case of termination for cause, in which case, for greater certainty, the provisions of this Subsection 5.1(d) shall not apply), all of the unvested Units held by such Unitholder shall immediately vest.  For the purposes of this section, a Unitholder’s employment with the Company or a Related Entity ends on the Termination Date.

5.2                                                                               Performance Goals

(a)           The Board may condition the granting or vesting of Units upon the attainment of specified performance goals including, without limitation, the Performance Goals, or such other factors as the Board may determine in its sole discretion.  If the Unit is intended to comply with

Section 162(m) of the Code, the grant of Units and the Performance Goals shall be set by the Compensation Committee in its sole discretion.

(b)           In connection with the granting of any Unit intended to comply with Section 162(m) of the Code, the Compensation Committee shall establish the Performance Goals in writing prior to the beginning of the applicable Performance Period.  Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances while the outcome of the Performance Goals is substantially uncertain.  To the extent any Unit is intended to comply with the provisions of Section 162(m) of the Code, if any provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect.

(c)           As applicable, if a Unit is designed to vest upon the achievement of Performance Goals during a Performance Period, at the expiration of the Performance Period, the Compensation Committee shall determine and certify in writing the extent to which the Performance Goals have been achieved.

(d)           Upon a determination by the Board or the Compensation Committee that a Unitholder has failed to attain specified performance goals, any unvested Units whose vesting is contingent upon the attainment of such goals including, without limitation, the Performance Goals, shall be forfeited immediately upon such determination and thereafter be of no further force and effect.

(e)           To the extent any Unit is intended to comply with Section 162(m) of the Code and in the event that any objective Performance Goals are used, if any measurements require deviation from GAAP, such deviation shall be at the discretion of the Compensation Committee at the time the Performance Goals are set or at such later time to the extent permitted under Section 162(m) of the Code.

5.3                                                                               Unit Rights

(a)           The Board shall have the sole discretion to make the determination concerning the form of payment to a Unitholder as contemplated in paragraphs (b) and (c) below.

(b)           Each vested Unit pursuant to the provisions of the Plan shall represent the right to receive one Common Share to be delivered on the Vesting Date or as soon as practicable thereafter (provided that the Vesting Date does not occur during the Blackout Period), to be issued from treasury or provided by the Company through market purchases.  Such market purchases, if any, shall be effected in such manner as is determined by the Board in its sole discretion and the costs in connection therewith shall be borne by the Company.

(c)           Unless otherwise specified in the Unit Agreement, the Company may, in lieu of all or a portion of the Common Shares which would otherwise be issued or provided to a Unitholder, elect to pay a cash amount to a Unitholder equivalent to the Market Price of one Common Share for each vested Unit, to be paid on the Vesting Date or as soon as practicable thereafter, provided that the Vesting Date does not occur during the Blackout Period.

(d)           Unless otherwise determined by the Board at the Date of Grant, the Unit Agreement shall provide that (i) in the event the Participant engages in a Detrimental Activity prior to any vesting of a Unit, all Units held by the Participant shall thereupon terminate and be cancelled, (ii) as a condition of the vesting and payment of a Unit, the Participant shall be deemed to have certified at the time of vesting that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in, and does not intend to engage in, any Detrimental Activity, and (iii) in the event the Participant engages in a Detrimental Activity during the one-year period commencing on the date the Unit vests, the Company shall be entitled to recover from the Participant at any time within one year after such vesting, and the Participant shall pay over to the Company, an amount equal to the Market Price of the Common Shares and/or the cash amount paid to the Unitholder, together with any other gain realized as a result of the vesting of the Unit, issuance of the Common Shares and/or payment of the cash amount (whether at the time of vesting or thereafter).  The Company’s rights in subsection (iii) shall also apply if it is determined that the Participant’s deemed certification pursuant to subsection (ii) was untrue.  This Subsection 5.3(d) shall cease to apply upon a Change in Control.

5.4                                                                               Unit Account

A separate account, to be known as a “Unit Account”, shall be maintained on the books of the Company for each Unitholder, recording the number of Units standing to the credit of a Unitholder from time to time.

5.5                                                                               Dividends

Except as otherwise determined by the Board on the Date of Grant, a Unitholder’s Unit Account shall, until the Vesting Date or termination and cancellation or forfeiture of the Units pursuant to the terms of the Plan, be allocated additional Units on the payment date of dividends on the Company’s Common Shares, the number of which shall be the quotient determined by dividing: (a)  the total amount of the dividends (excluding stock dividends but including dividends which may be paid in cash or Common Shares at the option of the shareholder) declared and that would have been paid to the Unitholder if the Units in his or her Unit Account on the relevant record date for dividends on the Common Shares had been Common Shares by (b)  the closing price of the Common Shares on the TSX, NYSE or other exchange where the majority of the trading volume and value of the Common Shares occurs on the payment date of such dividends.  Fractional Units shall not be granted pursuant to this Section 5.5.  Any such additional Units shall have the same Vesting Dates and vest in accordance with the same terms as the Units in respect of which such additional Units are credited.

5.6                                                                               Voting Rights

Subject to Section 8.5, a Unitholder shall not have the right or be entitled to exercise any voting rights or be entitled to any other rights as a shareholder of the Company in respect of any Units.

5.7                                                                               Retirement, Death and Disability of Unitholder

(a)           In the case of an Employee Participant or Executive Participant, provided that the Individual Unitholder has been continuously employed by the Company or a Related Entity for a 12-month period following the Date of Grant of Units, if the employment or term of the office of the Individual Unitholder with the Company or a Related Entity terminates prior to the vesting of such Units due to Retirement, then such Units shall vest on the Vesting Date (subject to the attainment of performance goals and any other factors, if any, as determined by the Compensation Committee in its sole discretion), provided that the number of Units which shall vest on the Vesting Date shall be prorated by multiplying the number of unvested Units by the number of days from but excluding the Date of Grant to and including the Vesting Date during which the Individual Unitholder has been providing active service to the Company or a Related Entity, divided by the total number of days from but excluding the Date of Grant to and including the Vesting Date.  Any remaining unvested Units shall be cancelled on the date of Retirement.  If the Individual Unitholder has not been so continuously employed by the Company or a Related Entity for such 12-month period, then all unvested Units shall be cancelled on the date of Retirement.

(b)           In the case of an Employee Participant, Executive Participant or Consultant Participant, if an Individual Unitholder dies while an employee, director or officer of, or while a consultant to, the Company or a Related Entity, as applicable, and prior to the vesting of Units, then such Units shall vest on the date of death (subject to the attainment of performance goals and any other factors, if any, as determined by the Compensation Committee in its sole discretion), provided that the number of Units which shall vest on such date shall be prorated by multiplying the number of unvested Units by the number of days from but excluding the Date of Grant to and including the date of death during which the Individual Unitholder had provided active service to the Company or a Related Entity, divided by the total number of days from but excluding the Date of Grant to and including the Vesting Date.  The payment in respect of the vested Units, whether in form of Common Shares, cash or both, shall be made by the Company to the Unitholder’s designated beneficiary specified in the Unit Agreement as soon as practicable after the date of death.  Any remaining unvested Units shall be cancelled on the date of death.

(c)           In the case of an Employee Participant, Executive Participant or Consultant Participant, if an Individual Unitholder becomes Disabled while an employee, director or officer of, or while a consultant to, the Company or a Related Entity, as applicable, and prior to the vesting of Units, then such Units shall vest on the date of Disability (subject to the attainment of performance goals and any other factors, if any, as determined by the Compensation Committee in its sole discretion), provided that the number of Units which shall vest on such date shall be prorated by multiplying the number of unvested Units by the number of days from but excluding the Date of Grant to and including the date of Disability during which the Individual Unitholder had provided active service to the Company or a Related Entity, divided by the total number of days from but excluding the Date of Grant to and including the Vesting Date.  Any remaining unvested Units shall be cancelled on the date of Disability.

(d)           A Unitholder’s eligibility to receive further grants of Units under the Plan ceases as of the date of the Individual Unitholder’s death, Disability or Retirement, as the case may be, except that a Unitholder whose eligibility ceases as a result of Disability shall be eligible to participate in the Plan upon his or her resumption of active employment with, or as an active consultant to, the Company or a Related Entity, as applicable.

5.8                                                                               Termination of Employment or Services and Voluntary Resignations or Terminations

(a)           Where (i) in the case of an Employee Participant or Executive Participant, an Individual Unitholder’s employment or term of office is terminated by the Company or a Related Entity without cause, or (ii) in the case of a Consultant Participant, a Unitholder’s consulting agreement or arrangement is terminated by the Company or a Related Entity for any reason whatsoever other than for breach of the consulting agreement or arrangement (whether or not such termination is effected in compliance with any termination provisions contained in the Unitholder’s consulting agreement or arrangement), and in the case of clauses (i) or (ii), such termination is prior to the vesting of Units, then such Units shall vest on the Termination Date (subject to the attainment of performance goals and any other factors, if any, as determined by the Compensation Committee in its sole discretion), provided that the number of Units which shall vest on such date shall be prorated by multiplying the number of unvested Units by the number of days from but excluding the Date of Grant to and including the Termination Date during which the Individual Unitholder had provided active service to the Company or a Related Entity, divided by the total number of days from but excluding the Date of Grant to and including the Vesting Date.  Any remaining unvested Units shall be cancelled and forfeited on the Termination Date.

(b)           Where (i) in the case of an Employee Participant or Executive Participant, an Individual Unitholder’s employment or term of office is terminated (A) by reason of the Individual Unitholder’s voluntary resignation or (B) by the Company or a Related Entity for cause, or (ii) in the case of a Consultant Participant, a Unitholder’s consulting agreement or arrangement is terminated (A) by reason of the Individual Unitholder’s voluntary termination or (B) by the Company or a Related Entity for breach of the consulting agreement or arrangement (whether or not such termination is effected in compliance with any termination provisions contained in the Unitholder’s consulting agreement or arrangement), then any Units that are unvested on the date of such termination or resignation shall be forfeited and cancelled on the Termination Date.

(c)           An Individual Unitholder’s eligibility to receive further grants of Units under the Plan ceases as of the date that the Company or a Related Entity, as the case may be, provides the Individual Unitholder with written notification that the Individual Unitholder’s employment, term of office, consulting agreement or arrangement, as the case may be, is terminated, notwithstanding that such date may be prior to the Termination Date.

(d)           Notwithstanding Sections 5.8(a) and (b), unless the Board, in its discretion, otherwise determines, at any time and from time to time, Units are not affected by a change of employment or consulting arrangement within or among the Company or one or more Related Entities for so long as the Participant continues to be any of an Employee Participant, a Consultant Participant or an Executive Participant.

5.9                                                                               Leave of Absence

(a)           In the case of an Employee Participant or Executive Participant, where an Individual Unitholder’s employment or term of office is suspended by reason of a leave of absence required under applicable law (including employment law), any unvested Units on the date of such suspension shall vest on the Vesting Date (subject to the attainment of performance goals and any other factors, if any, as determined by the Compensation Committee in its sole discretion) as if such leave of absence had not occurred.

(b)           In the case of an Employee Participant or Executive Participant, provided that the Individual Unitholder has been continuously employed by the Company or a Related Entity for a 12-month period following the Date of Grant of Units, where an Individual Unitholder’s employment or term of office is suspended by reason of a personal leave of absence approved by the Company, any unvested Units on the date of such suspension shall vest on the Vesting Date (subject to the attainment of performance goals and any other factors, if any, as determined by the Compensation Committee in its sole discretion) as if such leave of absence had not occurred.  If the Individual Unitholder had not been so continuously employed by the Company or a Related Entity for such 12-month period, then all unvested Units as at the day prior to the commencement of the leave of absence shall be cancelled on that date.  Such Individual Unitholder shall be eligible to participate in the Plan upon his or her resumption of active employment with the Company or a Related Entity.

5.10                                                                        Discretion to Permit Vesting

Notwithstanding the provisions of Sections 5.7 to 5.9, the Board may, in its discretion, at any time prior to or following the events contemplated in such sections, provide for the vesting of any or all Units held by the Unitholder in the manner and on the terms authorized by the Board.

ARTICLE 6
CHANGE IN CONTROL

6.1                                                                               Change in Control

Subject to the terms of any employment or consulting agreement with any Participant entered into by the Company or a Related Entity:

(a)           Notwithstanding anything else in this Plan or any Option Agreement or Unit Agreement, the Board may, without the consent of any Optionholder or Unitholder, take such steps as are necessary or desirable to cause the conversion or exchange of any outstanding Options or Units into or for cash or options, units, rights or other securities of substantially equivalent value (or greater value), as determined by the Board in its discretion, in any entity participating in or resulting from a “Change in Control” (as defined below).

(b)           Upon the Company entering into an agreement relating to, or otherwise becoming aware of, a transaction which, if completed, would result in a Change in Control, the Company shall give written notice of the proposed transaction to the Optionholders and the Unitholders, together with a description of the effect of such Change in Control on outstanding Options and Units, not less than ten (10) Business Days prior to the closing of the transaction resulting in the Change of Control.

(c)           The Board may, in its sole discretion, accelerate the vesting of any or all outstanding Options or Units to provide that, notwithstanding Sections 4.4, 5.1, 5.2 or any Option Agreement or Unit Agreement, such outstanding Options or Units shall be fully vested and, in the case of Options, exercisable conditional upon (or prior to) the completion of the transaction resulting in the Change in Control provided that the Board shall not, in any case, authorize the exercise of Options pursuant to this section beyond the Expiry Date of the Options.  If the Board elects to accelerate the vesting of the Options, then if any of the Options are not exercised on or prior to completion of the transaction resulting in the Change in Control, such unexercised Options shall terminate and expire upon the completion of the transaction resulting in the Change in Control.  If, for any reason, the transaction which would result in the Change in Control is not completed, the acceleration of the vesting of the Options and Units shall be retracted and vesting shall instead revert to the manner provided in Sections 4.4, 5.1 and 5.2.

(d)           To the extent that the transaction resulting in a Change in Control is a capital reorganization, arrangement, amalgamation or reclassification of the share capital of the Company and the Board does not accelerate the vesting of Options or Units pursuant to Subsection 6.1(c) or take action pursuant to 6.1(a), the Company shall make reasonable efforts to ensure that, upon completion of the proposed transaction resulting in the Change in Control, the number and kind of shares subject to outstanding Options and Units and/or the Exercise Price per share of Options shall be appropriately adjusted in such manner as the Board considers equitable to prevent substantial dilution or enlargement of the rights granted to Optionholders and Unitholders.  The Board may make changes to the terms of the Options, the Units or this Plan to the extent necessary or desirable to comply with any rules, regulations or policies of any stock exchange on which the Common Shares are listed, provided that the value of previously granted Options and Units, as determined by the Board in its discretion, and the rights of Optionholders and Unitholders are not materially adversely affected by any such changes.

(e)           If any individual, corporation or other entity (an “Acquiror”) makes an offer to purchase all of the Common Shares (an “Offer”) and the Offer is accepted by all of the holders of Common Shares (or by a sufficient number of holders such that the Acquiror may statutorily acquire the balance of the outstanding Common Shares), each Optionholder shall be required to either (i) exercise all vested Options held and sell the Common Shares which they acquire pursuant to such exercise of Options then owned by them to the Acquiror on the same terms and conditions as set out in the Offer; or (ii) have such vested Options cancelled.  In the event that the Board does not elect to accelerate Options or Units pursuant to Subsection 6.1(c) any unvested Options or Units then held by any Optionholder or Unitholder (as the case may be) shall terminate and expire on the date that the Acquiror completes its acquisition of Common Shares.

(f)            For purposes of this Section 6.1, a “Change in Control” means the happening of any of the following events:

(i)             the completion of a transaction pursuant to which (A) the Company goes out of existence or (B) any Person, or any Associate or Related Entity of such Person (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or a Related Entity, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Common Shares of the Company) hereafter acquires the direct or indirect “beneficial ownership” (as defined by the CBCA) of securities of the Company representing 50% or more of the aggregate voting power of all of the Company’s then issued and outstanding securities following which the Chairman of the Board of the Company prior to the transaction taking place is not the Chairman of the board of directors of the resulting company;

(ii)          the lease, exchange, license, sale or other similar disposition of all or substantially all of the Company’s assets in one transaction or a series of related transactions to an entity following which the Chairman of the Board of the Company prior to the transaction taking place is not the Chairman of the board of directors of such entity, or if such entity is not a corporation, the Chairman of the Board of the Company prior to the transaction taking place does not hold a position with such entity entitling him to perform functions similar to those performed by the chairman of a board of directors of a corporation;

(iii)       the dissolution or liquidation of the Company except in connection with the distribution of assets of the Company to one or more Persons which were Related Entities prior to such event;

(iv)      during any period of 30 consecutive months beginning on or after the date of this Plan, the persons who were members of the Board immediately before the beginning of such period (the “Incumbent Directors”) cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to the Company, provided that any director who was not a director as of the date of this Plan shall be deemed to be an Incumbent Director if such director is elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of the foregoing unless such election, recommendation or approval occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies or contests by or on behalf of a Person other than a member of the Board; or

(v)         a merger, amalgamation, arrangement or consolidation of the Company with any other corporation following which the Chairman of the Board of the Company prior to the transaction taking place is no longer chairman of the Board of the Company, other than a merger, amalgamation, arrangement or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger, amalgamation, arrangement or consolidation; provided, however, that a merger, amalgamation, arrangement or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than those covered by the exceptions in (i) above) acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control.

(g)           If the Board elects to accelerate the vesting of any or all outstanding Options and Units immediately prior to the completion of a transaction resulting in a Change in Control, it may also determine that all such outstanding Options or Units will be purchased by the Company or a Related Entity at the “Change in Control Price” (as defined below), and, in the case of Options, less the applicable Exercise Price for such Options, as of the date such Change in Control is determined to have occurred or as of such other date prior to the Change in Control as the Board may determine.  However, outstanding Options may only be purchased by the Company or a Related Entity, as described above, if the Change in Control Price is higher than the Exercise Price for such outstanding Options.

For purposes of this Subsection 6.1(g), “Change in Control Price” means the highest price per Common Share paid in any transaction reported on a stock exchange or paid or offered in any bona fide transaction related to a potential or actual Change in Control at any time during the five trading days (or if the Common Shares are not listed on any stock exchange, during the three month period) preceding the Change in Control, as determined by the Board.

ARTICLE 7
SHARE CAPITAL ADJUSTMENTS

7.1                                                                               General

The existence of any Options or Units does not affect in any way the right or power of the Company or its shareholders to make, authorize or determine any adjustment, recapitalization, reorganization or any other change in the Company’s capital structure or its business, or any amalgamation, combination, merger or consolidation involving the Company, to create or issue any bonds, debentures, Common Shares or other securities of the Company or to determine the rights and conditions attaching thereto, to effect the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or to effect any other corporate act or proceeding, whether of a similar character or otherwise, whether or not any such action referred to in this section would have an adverse effect on this Plan or any Option or Unit granted hereunder.

7.2                                                                               Reorganization of Company’s Capital

Should the Company effect a subdivision or consolidation of Common Shares or any similar capital reorganization or a payment of a stock dividend (other than a stock dividend that is in lieu of a cash dividend), or should any other change be made in the capitalization of the Company that, in the opinion of the Board, would warrant the replacement or amendment of any existing Options or Units in order to adjust:  (a) the number of Common Shares that may be acquired on the exercise of any outstanding Options or vesting of any outstanding Units; and/or (b) the Exercise Price of any outstanding Options in order to preserve proportionately the rights and obligations of the Optionholders, the Board will authorize such steps to be taken as may be equitable and appropriate to that end.

7.3                                                                               Other Events Affecting the Company

In the event of an amalgamation, combination, merger or other reorganization involving the Company by exchange of Common Shares, by sale or lease of assets or otherwise, that, in the opinion of the Board, warrants the replacement or amendment of any existing Options or Units in order to adjust:  (a) the number of Common Shares that may be acquired on the exercise of any outstanding Options or the vesting of any outstanding Units; or (b) the Exercise Price of any outstanding Options in order to preserve proportionately the rights and obligations of the Optionholders, the Board will authorize such steps to be taken as may be equitable and appropriate to that end.

7.4                                                                               Immediate Exercise of Options or Vesting of Units

Where the Board determines that the steps provided in Sections 7.2 and 7.3 would not preserve proportionately the rights and obligations of the Optionholders or the Unitholders in the circumstances or otherwise determines that it is appropriate, the Board may permit the immediate exercise of any outstanding Options or vesting of any outstanding Units that are not otherwise exercisable or vested (as the case may be).

7.5                                                                               Issue by Company of Additional Shares

Except as expressly provided in this Article 7, neither the issue by the Company of shares of any class or securities convertible into or exchangeable for shares of any class, nor the conversion or exchange of such shares or securities, affects, and no adjustment by reason thereof is to be made with respect to: (a) the number of Common Shares that may be acquired on the exercise of any outstanding Options or the vesting of outstanding Units; or (b) the Exercise Price of any outstanding Options.

7.6                                                                               Fractions

No fractional Common Shares will be issued on the exercise of an Option or the vesting of a Unit.  Accordingly, if, as a result of any adjustment under Sections 7.2 to 7.4 inclusive, an Optionholder or Unitholder would become entitled to a fractional Common Share, the Optionholder or Unitholder has the right to acquire only the adjusted number of full Common Shares and no payment or other adjustment will be made with respect to the fractional Common Shares so disregarded.

7.7                                                                               Conditions of Exercise or Vesting

This Plan and each Option and Unit are subject to the requirement that if at any time the Board determines that the listing, registration or qualification of the Common Shares subject to such Option or Unit upon any stock exchange or under any provincial, state or federal law, or the consent or approval of any governmental body, stock exchange or of the holders of the Common Shares generally, is necessary or desirable, as a condition of, or in connection with, the granting of such Option or Unit or the issue or purchase of Common Shares thereunder, no such Option or Unit may be granted, exercised or vested in whole or in part unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Board.  The Optionholders and the Unitholders shall, to the extent applicable, cooperate with the Company in relation to such listing, registration, qualification, consent or other approval and shall have no claim or cause of action against the Company or any of its officers or directors as a result of any failure by the Company to obtain or to take any steps to obtain any such registration, qualification or approval.

ARTICLE 8
MISCELLANEOUS PROVISIONS

8.1                                                                               Legal Requirement

The Company is not obligated to grant any Options or Units, issue any Common Shares or other securities, make any payments or take any other action if, in the opinion of the Board, in its sole discretion, such action would constitute a violation by an Optionholder, a Unitholder or the Company of any provision of any applicable statutory or regulatory enactment of any government or government agency.

8.2                                                                               Conditions of Exercise or Vest

Each Optionholder and Unitholder will, when requested by the Company, sign and deliver all such documents relating to the granting or exercise of Options or vesting of Units which the Company deems necessary or desirable.  Subject to the provisions of this Plan and any Option Agreement, Options shall be exercised by means of a fully completed Exercise Notice delivered to the Company.

8.3                                                                               Optionholder’s and Unitholder’s Entitlement

Except as otherwise provided in this Plan, Options and Units previously granted under this Plan, whether or not then exercisable or capable of vesting, are not affected by any change in the relationship between, or ownership of, the Company and a Related Entity.  For greater certainty, all Options and Units remain valid and exercisable or capable of vesting in accordance with the terms and conditions of this Plan and are not affected by reason only that, at any time, a Related Entity ceases to be a Related Entity.

8.4                                                                               Withholding Taxes

(a)           The exercise of each Option granted under this Plan is subject to the condition that if at any time the Company determines, in its discretion, that the satisfaction of withholding tax or withholding liabilities is required under applicable law in respect of such exercise, such exercise is not effective unless such withholding has been effected to the satisfaction of the Company.  In such circumstances, the Company may require that an Optionholder pay to the Company, in addition to and in the same manner as the Exercise Price for the Common Shares, such amount as the Company is obliged to remit to the relevant taxing authority in respect of the exercise of the Option.

(b)           Any and all payments to be made to the Unitholder, or to the Unitholder’s designated beneficiary in accordance with Section 5.7, whether in the form of Common Shares, cash or both, shall be made subject to the deduction of any and all applicable taxes or withholdings.

8.5                                                                               Rights of Participant/Optionholder/Unitholder

No Participant has any claim or right to be granted an Option or Unit (including, without limitation, an Option granted in substitution for any Option that has expired pursuant to the terms of this Plan), and the granting of any Option or Unit is not to be construed as giving an Optionholder or Unitholder (as the case may be) a right to remain in the employ of the Company or a Related Entity.  No Optionholder or Unitholder has any rights as a shareholder of the Company in respect of Common Shares issuable on the exercise of rights or on the vesting of Units to acquire Common Shares under any Option or Unit until the allotment and issuance to the Optionholder or Unitholder (as the case may be) of certificates representing such Common Shares.

8.6                                                                               Termination; Amendment

(a)           This Plan will terminate and, for greater certainty, all unexercised Options and unvested Units shall terminate and expire on the earliest of:

(i)             the date upon which no further Common Shares remain available for issuance pursuant to Options and Units which may be granted under this Plan and no Options and Units remain outstanding; and

(ii)          upon the occurrence of a Change in Control provided that the Board accelerates the vesting of Options and Units pursuant to Section 6.1,

unless this Plan is renewed for such further period and upon such terms and conditions as the Board may determine.

(b)           Subject to Section 8.6(c), the Board may, without notice, at any time or from time to time for any purpose whatsoever, and whether in whole or in part, amend, suspend, discontinue or terminate this Plan or any provisions hereof or amend an Option or Unit granted to a Participant or a related Option Agreement or Unit Agreement, as applicable, in such respects as it, in its sole discretion, determines appropriate.  No such amendment, suspension, discontinuance or termination may, without the consent of any Optionholder, Unitholder or the representatives of his or her estate, as applicable, alter or impair any rights or obligation arising from any Option or Unit previously granted to an Optionholder or Unitholder, as applicable, under this Plan unless the Board determines that the action would not materially and adversely affect the rights of such Participant.  In addition, no such action shall be undertaken that would cause a previously granted Option or Unit intended to qualify for favourable treatment under Section 162(m) of the Code to cease to so qualify.

(c)           Notwithstanding anything contained herein to the contrary, no such action as is contemplated by Section 8.6(b) is effective until shareholder approval is obtained where such shareholder approval is required under Section 162(m) of the Code or the rules of the TSX and/or NYSE or the rules of any other exchange or system on which the Company’s securities are listed or traded at the request of the Company.  In addition, in order to become effective, shareholder approval shall be required for:

(i)             any amendment to increase the number of Common Shares reserved for issuance from treasury under the Plan;

(ii)          any amendment that would reduce the Exercise Price of an outstanding Option (including a cancellation and reissue of an Option constituting a reduction of the Exercise Price);

(iii)       any amendment to extend the term of an outstanding Option beyond the originally scheduled expiry date for that Option;

(iv)      any amendment to the eligible participants under the Plan that would permit the introduction or reintroduction of non-employee directors to participate under the Plan on a discretionary basis;

(v)         any amendment that would alter the transferability or assignability of Options or Units under the Plan; and

(vi)      any amendment to the Plan to provide for other types of compensation through equity issuance,

unless the change results from the application of Article 7 of the Plan.

(d)           The shareholders’ approval of an action as contemplated by Section 8.6(c), if required pursuant to the terms thereof, shall be given by approval of the holders of a majority of the Common Shares present and voting in person or by proxy at a duly called meeting of the shareholders.  If required by the rules of the TSX and/or NYSE or the rules of any other exchange or system on which the Company’s securities are listed or traded at the request of the Company, the votes of Common Shares held directly or indirectly by Insiders benefiting from the action shall be excluded.  Options and Units may be granted under the Plan prior to the approval of the action, provided that no Common Shares may be issued pursuant to the revised terms until the shareholders’ approval of the action has been obtained.

8.7                                                                               Indemnification

Every Director will at all times be indemnified and saved harmless by the Company from and against all costs, charges and expenses whatsoever including any income tax liability arising from any such indemnification, that such Director may sustain or incur by reason of any action, suit or proceeding, taken or threatened against the Director, otherwise than by the Company, for or in respect of any act done or omitted by the Director in respect of this Plan, such costs, charges and expenses to include any amount paid to settle such action, suit or proceeding or in satisfaction of any judgement rendered therein.

8.8                                                                               Quebec Stock Savings Plan

If the Common Shares qualify in any period for purposes of a stock savings plan under the Taxation Act (Quebec) (the “Act”), the Company shall so notify all Quebec resident Employee Participants and Executive Participants who are officers of the Company or of a Related Entity, whereupon any such Participant who wishes to deposit pursuant to the Act some or all of the Common Shares to be issued to them under this Plan in such period shall so indicate in the Exercise Notice.

8.9                                                                               Participation in the Plan

The participation of any Participant in this Plan is entirely voluntary and not obligatory and shall not be interpreted as conferring upon such Participant any rights or privileges other than those rights and privileges expressly provided in this Plan.  In particular, participation in this Plan does not constitute a condition of employment or service nor a commitment on the part of the Company to ensure the continued employment or service of such Participant.  This Plan does not provide any guarantee against any loss which may result from fluctuations in the market value of the Common Shares.  The Company does not assume responsibility for the personal income or other tax consequences for the Participants and they are advised to consult with their own tax advisors.

8.10                                                                        Effective Date

The Plan shall be effective May 16, 2007 (the “Effective Date”), subject, solely to the extent required by any applicable law (including, without limitation, approval required under Section 162(m) of the Code or Section 422 of the Code) or registration, stock exchange, quotation system, listing or similar rule or regulation, to approval by the shareholders of the Company in the manner set forth in such law, regulation or rule.

8.11                                                                        Governing Law

This Plan is created under and is to be governed, construed and administered in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

8.12                                                                        Unfunded Status of Plan

This Plan is an “unfunded” plan for incentive and deferred compensation.  With respect to any payments as to which a Participant has a fixed and vested interest but that are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

8.13                                                                        Other Benefits

No Option or Unit granted or amount paid with respect to any Option or Unit under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Related Entities nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation, except as may be specifically provided for in any such retirement or benefit plan.

8.14                                                                        Section 409A of the Code

Options granted under this Plan are intended to be exempt under, and not subject to, Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent.  Notwithstanding anything herein to the contrary, any provision in the Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void.  References to “Participants subject to U.S. taxation” throughout this Plan shall include only those Participants employed in the U.S. or Participants who have advised the company in writing that they are subject to U.S. income tax.

8.15                                                                        Amendments to Stock Options under the 1993 and 2004 Stock Option Plans

(a)           Reference is made to the 1993 Stock Option Plan, as amended, and the 2004 Stock Option Plan of the Company (collectively, the “Prior Plans”), as such Prior Plans may be further amended, modified, supplemented, revised, restated or replaced from time to time.  The terms of the outstanding options (“Prior Plan Options”) granted prior to the effective date of the 2006 Stock Option Plan to Optionholders under the Prior Plans (“Prior Plan Optionholders”) were amended to provide for the benefit of the following provisions of the 2006 Stock Option Plan (and accordingly this Plan), which provisions apply for the benefit of Optionholders under the 2006 Stock Option Plan and hereunder and which, absent such amendments, would not have applied for the benefit of Prior Plan Optionholders, and which provisions would not adversely affect the rights under Prior Plan Options of such Prior Plan Optionholders:

(i)             to provide for the benefit of the obligation on the part of the Board to consider any request for consent by a Prior Plan Optionholder to assign or transfer any Prior Plan Options of such Optionholder as provided for in Section 3.6(b) (subject to the limitations set out in Section 3.6(c));

(ii)          except with respect to Participants subject to U.S. taxation, to the extent required by Section 409A of the Code, to provide for the benefit of the ten Business Day extension of the expiration of any such Prior Plan Option should such expiration occur during a Blackout Period as provided for in Section 4.3(b);

(iii)       to provide that where the maximum period for exercise of vested Prior Plan Options following termination of an option holder is 30 days, that such period will be extended to 60 days; and

(iv)      in the case of Prior Plan Options granted under the 1993 Stock Option Plan, to provide that unless the Board, in its discretion, otherwise determines, at any time and from time to time, such options are not affected by a change of employment or consulting arrangement within or among the Company or one or more Related Entities for so long as the Prior Plan Optionholder continues to be any of an eligible Employee Participant, a Consultant Participant or an Executive Participant under the Plan;

and the terms of each of the option agreements governing such Prior Plan Options were amended to provide that, notwithstanding any other provision contained in such option agreement or in the applicable Prior Plan, the relevant Prior Plan Optionholder will have the benefit of Sections 3.6(b), 4.3(b) and 4.7(g) of the 2006 Stock Option Plan (and accordingly this Plan) as contemplated above, such provisions to apply to the terms of such Prior Plan Options mutatis mutandis.

(b)           It is the intention of the Company that the terms of the options granted under all of its stock option plans shall be consistent, to the extent permitted under applicable law and the terms of such plans.  Accordingly, the Board will consider, in good faith, any request by a Prior Plan Optionholder to amend the terms of any Prior Plan Options of such Optionholder which would provide such Optionholder with the benefit of any provisions of this Plan which provisions apply for the benefit of Optionholders hereunder and which provisions do not apply for the benefit of such Prior Plan Optionholder under the applicable Prior Plan, provided, however, that any such amendment shall not extend any Prior Plan Options or modify any Prior Plan Options in a manner that subjects any Prior Plan Option to Section 409A of the Code.

(c)           Any interpretation of this Section 8.15 will be decided by the Board or, if applicable in accordance with Section 3.2, the Committee, in either case, acting in good faith.  The decision reached in respect of any such interpretation shall be final and conclusive.

SCHEDULE A

OPTION AGREEMENT

Biovail Corporation (the “Company”) hereby grants to the Optionholder named below (the “Optionholder”), an option (the “Option”) to purchase, in accordance with and subject to the terms, conditions and restrictions of this Agreement, together with the provisions of the 2007 Equity Compensation Plan (the “Plan”) of the Company dated May 16, 2007, as such plan may be amended, modified, supplemented, revised, restated or replaced from time to time, the number of common shares in the capital of the Company (“Common Shares”) at the price per share set forth below:

Name of Optionholder:

Type of Participant:  [Employee Participant, Executive Participant, or Consultant Participant]

Date of Grant:

Total Number of Common Shares Subject to Option:

Exercise Price:

Vesting:

1.                                       The terms and conditions of the Plan are hereby incorporated by reference as terms and conditions of this Option Agreement and all capitalized terms used herein, unless expressly defined in a different manner, have the meanings ascribed thereto in the Plan.

2.                                       Subject to Sections 6.1 and 7.4 of the Plan, each Option is exercisable in the instalments and subject to the conditions set forth above.

3.                                       The provisions in the Plan regarding Detrimental Activity shall apply to this Option.  In the event that the Optionholder engages in Detrimental Activity prior to the exercise of the Option, the Option shall terminate and expire as of the date the Optionholder engaged in such Detrimental Activity.  As a condition of the exercise of the Option, the Optionholder shall be deemed to have certified at the time of exercise in the Exercise Notice that the Optionholder is in compliance with the terms and conditions of the Plan and that the Optionholder has not engaged in, and does not intend to engage in, any Detrimental Activity.  In the event the Optionholder engages in Detrimental Activity, the Company shall be entitled to enforce its rights under the Plan and all other rights available to it at law or equity.

4.                                       In no event is the Option granted hereunder exercisable after the expiration of the relevant Exercise Period.

5.                                       No fractional Common Shares will be issued on the exercise of the Option granted hereunder.  If, as a result of any adjustment to the number of Common Shares issuable on the exercise of the Option granted hereunder pursuant to the Plan, the Optionholder would be entitled to receive a fractional Common Share, the Optionholder has the right to acquire only the adjusted number of full Common Shares and no payment or other adjustment will be made with respect to the fractional Common Shares so disregarded.

6.                                       Nothing in the Plan or in this Option Agreement will affect the Company’s right, or that of a Related Entity, to terminate the employment of, term of office of, or consulting agreement or arrangement with an Optionholder at any time for any reason whatsoever.  Upon such termination, an Optionholder’s rights to exercise Options will be subject to restrictions and time limits for the exercise of Options.  Complete details of such restrictions are set out in the Plan, and in particular in Sections 4.6 and 4.7 thereof.

7.                                       Each notice relating to the Option, including the exercise thereof, must be in writing.  All notices to the Company must be delivered personally or by prepaid registered mail and must be addressed to the Manager, Benefits Administration.  All notices to the Optionholder will be addressed to the principal address of the Optionholder on file with the Company.  Either the Company or the Optionholder may designate a different address by written notice to the other.  Such notices are deemed to be received, if delivered personally, on the date of delivery, and if sent by prepaid, registered mail, on the fifth business day following the date of mailing.  Any notice given by either the Optionholder or the Company is not binding on the recipient thereof until received.

8.                                       When the issuance of Common Shares on the exercise of the Option may, in the opinion of the Company, conflict or be inconsistent with any applicable law or regulation of any governmental agency having jurisdiction, the Company reserves the right to refuse to issue such Common Shares for so long as such conflict or inconsistency remains outstanding.

9.                                       Subject to Section 4.6 of the Plan, the Option granted pursuant to this Option Agreement may only be exercised during the lifetime of the Optionholder by the Optionholder personally and, subject to Section 3.6 of the Plan, no assignment or transfer of the Option, whether voluntary, involuntary, by operation of law or otherwise, vests any interest or right in such Option whatsoever in any assignee or transferee, and immediately upon any assignment or transfer or any attempt to make such assignment or transfer, the Option granted hereunder terminates and is of no further force or effect.  Complete details of this restriction are set out in the Plan.

10.                                 The Optionholder hereby agrees that:

(a)                                  any rule, regulation or determination, including the interpretation by the Board of the Plan, the Option granted hereunder and the exercise thereof, is final and conclusive for all purposes and binding on all persons including the Company and the Optionholder; and

(b)                                 the grant of the Option does not affect in any way the right of the Company or any Related Entity to terminate the employment or service of the Optionholder.

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11.                                 This Option Agreement has been made in and is to be construed under and in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

BIOVAIL CORPORATION

by
Authorized Signatory

I have read the foregoing Option Agreement and hereby accept the Option to purchase Common Shares in accordance with and subject to the terms and conditions of such Agreement and the Plan.  I understand that I may review the complete text of the Plan by contacting the Manager, Benefits Administration of the Company.  I agree to be bound by the terms and conditions of the Plan governing the Option.

Date Accepted	Optionholder’s Signature

Optionholder’s Name

(PLEASE PRINT)

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SCHEDULE B

EXERCISE NOTICE FORM - OPTIONS

1.                                       The terms and conditions of the Plan are hereby incorporated by reference as terms and conditions of this Exercise Notice and all capitalized terms used herein, unless expressly defined in a different manner, have the meanings ascribed thereto in the Biovail Corporation 2007 Equity Compensation Plan (the “Plan”).

2.                                       I,                                                                                                                , hereby certify that:

(PRINT NAME)

(a)                                  I am in compliance with the terms and conditions of the Plan and I have not engaged in, and do not intend to engage in, any Detrimental Activity; and

(b)                                 I, hereby exercise the option to purchase                      Common Shares at a purchase price of [Cdn]$                     per Common Share.  This Exercise Notice is delivered in respect of the option to purchase                      Common Shares that was granted to me on                      pursuant to the Option Agreement entered into between the Company and me.  In connection with the foregoing, I enclose cash, a certified cheque, bank draft or money order payable to the Company in the amount of [Cdn]$                     as full payment for the Common Shares to be received upon exercise of the Option.

Date Accepted	Optionholder’s Signature

SCHEDULE C

RESTRICTED SHARE UNIT AGREEMENT

Biovail Corporation (the “Company”) hereby grants to the Unitholder named below (the “Unitholder”), the number of restricted share units (the “Units”) of the Company set forth below, in accordance with and subject to the terms, conditions and restrictions of this Unit Agreement, together with the provisions of the 2007 Equity Compensation Plan (the “Plan”) of the Company dated May 16, 2007, as such plan may be amended, modified, supplemented, revised, restated or replaced from time to time.

Name of Unitholder:

Type of Participant:  [Employee Participant, Executive Participant, or Consultant Participant]

Date of Grant:

Number of Units Granted:

Total Number of Common Shares Subject to Units

Vesting:

Name of Designated Beneficiary in the Event of Death of Unitholder:

1.                                       The terms and conditions of the Plan are hereby incorporated by reference as terms and conditions of this Unit Agreement and all capitalized terms used herein, unless expressly defined in a different manner, have the meanings ascribed thereto in the Plan.

2.                                       The provisions in the Plan regarding Detrimental Activity shall apply to this Unit.  In the event that the Unitholder engages in Detrimental Activity prior to the vesting of the Unit, the Unit shall terminate as of the date the Unitholder engaged in such Detrimental Activity.  As a condition of the vesting of the Unit, the Unitholder shall be deemed to have certified at the time of vesting that the Unitholder is in compliance with the terms and conditions of the Plan and that the Unitholder has not engaged in, and does not intend to engage in, any Detrimental Activity.  In the event the Unitholder engages in Detrimental Activity, the Company shall be entitled to enforce its rights under the Plan and all other rights available to it at law or equity.

3.                                       No fractional Common Shares will be issued or provided on the vesting of the Unit granted hereunder.  If, as a result of any adjustment to the number of Common Shares issuable or to be provided on the vesting of the Unit granted hereunder pursuant to the Plan, the Unitholder would be entitled to receive a fractional Common Share, the Unitholder has the right to acquire only the adjusted number of full Common Shares and no payment or other adjustment will be made with respect to the fractional Common Shares so disregarded.

4.                                       Nothing in the Plan or in this Unit Agreement will affect the Company’s right, or that of a Related Entity, to terminate the employment of, term of office of, or consulting agreement or arrangement with a Unitholder at any time for any reason whatsoever.  Upon such termination, a Unitholder’s rights to vesting of Units will be subject to restrictions for the vesting of Units.  Complete details of such restrictions are set out in the Plan, and in particular in Sections 5.7 and 5.8 hereof.

5.                                       Each notice relating to the Unit must be in writing.  All notices to the Company must be delivered personally or by prepaid registered mail and must be addressed to the Manager, Benefits Administration.  All notices to the Unitholder will be addressed to the principal address of the Unitholder on file with the Company.  Either the Company or the Unitholder may designate a different address by written notice to the other.  Such notices are deemed to be received, if delivered personally, on the date of delivery, and if sent by prepaid, registered mail, on the fifth business day following the date of mailing.  Any notice given by either the Unitholder or the Company is not binding on the recipient thereof until received.

6.                                       When the issuance or the providing of Common Shares or the payment of cash amount on the vesting of the Unit (if any) may, in the opinion of the Company, conflict or be inconsistent with any applicable law or regulation of any governmental agency having jurisdiction, the Company reserves the right to refuse to issue or provide such Common Shares or pay such cash amount for so long as such conflict or inconsistency remains outstanding.

7.                                       The Unit granted pursuant to this Unit Agreement may only vest during the lifetime of the Unit by the Unitholder personally and no assignment or transfer of the Unit, whether voluntary, involuntary, by operation of law or otherwise, vests any interest or right in such Unit whatsoever in any assignee or transferee, and immediately upon any assignment or transfer or any attempt to make such assignment or transfer, the Unit granted hereunder terminates and is of no further force or effect.  Complete details of this restriction are set out in the Plan.

8.                                       The Unitholder hereby agrees that:

(a)                                  any rule, regulation or determination, including the interpretation by the Board of the Plan, the Unit granted hereunder and the vesting thereof, is final and conclusive for all purposes and binding on all persons including the Company and the Unitholder; and

(b)                                 the grant of the Unit does not affect in any way the right of the Company or any Related Entity to terminate the employment or service of the Unitholder.

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9.                                       This Unit Agreement has been made in and is to be construed under and in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

BIOVAIL CORPORATION

by
Authorized Signatory

I have read the foregoing Unit Agreement and hereby accept the Unit in accordance with and subject to the terms and conditions of such Unit Agreement and the Plan.  I understand that I may review the complete text of the Plan by contacting the Manager, Benefits Administration of the Company.  I agree to be bound by the terms and conditions of the Plan governing the Units.

Date Accepted	Unitholder’s Signature

Unitholder’s Name

(PLEASE PRINT)

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SCHEDULE D
PERFORMANCE CRITERIA

1.                                       Performance Goals established for purposes of a grant of Units intended to comply with Section 162(m) of the Code shall be based on one or more of the following performance criteria (“Performance Criteria”):

(a)                                  the attainment of certain target levels of, or a specified increase in, revenues, income before taxes and extraordinary items, net income, operating income, earnings before income tax, earnings before interest, taxes, depreciation and amortization or a combination of any or all of the foregoing;

(b)                                 the attainment of certain target levels of, or a specified increase in, after-tax or pre-tax profits including, without limitation, that attributable to continuing and/or other operations;

(c)                                  the attainment of certain target levels of, or a specified increase in, operational cash flow;

(d)                                 the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee;

(e)                                  earnings per share or the attainment of a specified increase in earnings per share or earnings per share from continuing operations;

(f)                                    the attainment of certain target levels of, or a specified increase in return on capital employed or return on invested capital;

(g)                                 the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholders’ equity;

(h)                                 the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula;

(i)                                     the attainment of certain target levels, or a specified increase in, the fair market value of the Common Shares;

(j)                                     the growth in the value of an investment in the Common Shares assuming the reinvestment of dividends;

(k)                                  the filing of one or more new drug application(s) (“NDA”) or one or more new drug submission(s) (“NDS”) or the approval of one or more NDA(s) or one or more NDS(s) by the U.S. Food and Drug Administration or the Canadian Therapeutic Products Directorate, as applicable;

(l)                                     the achievement of a launch of one or more new drug(s);

(m)                               the achievement of research and development milestones;

(n)                                 the successful completion of clinical trial phases; or

(o)                                 the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level in or increase in, all or a portion of controllable expenses or costs or other expenses or costs.

2.                                       For purposes of item (1) above, “extraordinary items” shall mean all items of gain, loss or expense for the fiscal year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to a corporate transaction (including, without limitation, a disposition or acquisition) or related to a change in accounting principle, all as determined in accordance with standards established by Opinion No. 30 of the Accounting Principles Board.

3.                                       In addition, such Performance Criteria may be based upon the attainment of specified levels of Company (or subsidiary, division or other operational unit of the Company) performance under one or more of the measures described above relative to the performance of other corporations.  To the extent permitted under Section 162(m) of the Code, but only to the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for shareholder approval), the Committee may: (i) designate additional business criteria on which the Performance Criteria may be based or (ii) adjust, modify or amend the aforementioned business criteria.

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